Exhibit 99.1

Medical Staffing Network Holdings to Discuss Third Quarter 2008 Earnings on November 7, 2008

BOCA RATON, Fla.--(BUSINESS WIRE)--October 22, 2008--Medical Staffing Network Holdings, Inc. (NYSE: MRN), the third largest diversified healthcare staffing company as measured by revenues, today announced that it will report its earnings for the third quarter and nine months ended September 28, 2008, after the market closes on Thursday, November 6, 2008. The Company’s management will host a conference call and webcast to discuss the earnings release at 11:00 a.m. Eastern time, on Friday, November 7, 2008.

To listen to the call, participants should dial 1-800-952-4645 approximately ten minutes prior to the start time of the call. A telephonic replay of the call may be accessed by dialing 1-800-633-8284 and entering access code 21392114. A replay will be available from 1:00 p.m. Eastern time until midnight on Friday, November 7, 2008. The conference call will also be available through the Company’s website at http://www.msnhealth.com or at www.earnings.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

Company Summary

Medical Staffing Network Holdings, Inc. is the third largest diversified healthcare staffing company in the United States as measured by revenues. The Company is the leading provider of per diem nurse staffing services and is also a leading provider of travel, allied health and vendor managed services.

Forward-Looking Statements

Information on the Company's conference call may include "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current matters. Rather, forward-looking statements are predictive in nature and may depend upon or refer to future events, activities or conditions. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. Information concerning important factors can be found within the registrant's filings with the Securities and Exchange Commission. Forward-looking statements in this press release should be evaluated in light of these important factors. Although the registrant believes that these statements are based upon reasonable assumptions, the registrant cannot provide any assurances regarding future results. The registrant undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Medical Staffing Network Holdings, Inc.
Jeff Yesner, Chief Accounting Officer, 561-322-1303